                                                                     Exhibit 4.6

                              SECURITY AGREEMENT


          SECURITY AGREEMENT ("Agreement") dated as of December 29, 1997 among
                               ---------
TUESDAY MORNING CORPORATION, a Delaware corporation ("Borrower"); EACH OF THE
                                                      --------
SUBSIDIARIES party hereto (the "Subsidiary Guarantors"); and FLEET NATIONAL
                                ---------------------
BANK, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative
                                                              --------------
Agent").
-----

          Borrower, the Subsidiary Guarantors, certain lenders, Merrill Lynch & Co., as Arranger and Syndication Agent, and the Administrative Agent are parties to a Credit Agreement dated as of the date hereof (as amended, amended and restated or otherwise modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof,
     ----------------
for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to Borrower.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor (as hereinafter defined) has agreed to pledge, mortgage and grant a security interest in the Pledged Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:


          "Accounts" see Section 3(f) hereof.
           --------

          "Agreement" see the introduction hereto.
           ---------

          "Collateral Account" see Section 4.01(a) hereof.
           ------------------

          "Contracts" shall mean all contracts, undertakings, or other
           ---------
agreements, including, without limitation, all documents, agreements and instruments relating to any Acquisition, as the same may be amended from time to time, and including, without limitation, (a) all rights of any Debtor to receive moneys due and to become due thereunder or in connection therewith, (b) all rights of any Debtor to damages arising out of or for breach or default in respect thereof, and (c) all rights of any Debtor to exercise remedies thereunder.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or
           --------------------
hereafter acquired by any Debtor, including each Copyright identified in Annex 2
                                                                         -------
hereto. Notwithstanding the foregoing, the Copyright Collateral does not and shall not include any Copyright that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of Copyright Collateral.

          "Copyrights" shall mean all copyrights, copyright registrations and
           ----------
applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Debtor" shall mean each of Borrower and each Subsidiary Guarantor.
           ------

          "Documents" see Section 3(l) hereof.
           ---------

          "Equipment" see Section 3(j) hereof.
           ---------

          "Instruments" see Section 3(g) hereof.
           -----------

          "Intellectual Property" shall mean, collectively, all Copyright
           ---------------------
Collateral, all Patent Collateral and all Trademark Collateral, together with
(a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5 hereto; (c) all information,
                                    -------
customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Debtor; and
(g) all causes of action, claims and warranties now or hereafter owned or acquired by the Debtors in respect of any of the items listed above.

          "Interests" shall mean, as to any Debtor (i) all right, title and
           ---------
interest, now existing or hereafter acquired, of such Debtor in any LLC but not any of its obligations from time to time as a member (unless the Administrative Agent shall become a member as a result of its express exercise of remedies herein) of any LLC; (ii) any and all moneys due and to become due to such Debtor now or in the future by way of a distribution made to such Debtor in its capacity as a member of or an owner of any LLC; (iii) any other Property of any LLC to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any LLC by way of distribution, return of capital or otherwise; (iv) any other claim in respect of any LLC to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any LLC and its Property, including any rights under any operating agreement or other agreement governing or pertaining to such interests; (v) the certificates, if any, representing all such rights and interests; (vi) all rights of such Debtor under each limited liability company or operating agreement of each LLC; and (vii) to the extent not otherwise included, all proceeds of any of the foregoing.

          "Inventory" see Section 3(h) hereof.
           ---------

          "Issuers" shall mean, collectively, the respective corporations
           -------
identified beneath the names of the Debtors on Annex 1A hereto under the caption
                                               --------
"Issuer," together with any corporation created or acquired after the date
 ------
hereof, the capital stock of which is required to be pledged hereunder pursuant to this Agreement or the Credit Agreement.

          "LLC" shall mean, collectively, the respective limited liability
           ---
companies identified beneath the name of the Debtors on Annex 1A hereto under
                                                        --------
the caption "LLC", together with any limited liability company created or
             ---
acquired after the date hereof, the Interests in which are required to be pledged hereunder pursuant to this Agreement or the Credit Agreement.

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and
           --------------
other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Partnership" shall mean, collectively, the respective partnerships
           -----------
identified beneath the name of the Debtors on Annex 1A hereto under the caption
                                              --------
"Partnership", together with any partnerships created or acquired after the date
 -----------
hereof, the Partnership Interests in which are required to be pledged hereunder pursuant to this Agreement or the Credit Agreement.

          "Partnership Interests" shall mean, as to any Debtor (i) all right,
           ---------------------
title and interest, now existing or hereafter acquired, of such Debtor in any Partnership but not any of its obligations from time to time as a partner (unless the Administrative Agent shall become a partner as a result of its express exercise of remedies herein) of any Partnership; (ii) any and all moneys due and to become due to such Debtor now or in the future by way of a distribution made to such Debtor in its capacity as a member of or an owner of any Partnership; (iii) any other Property of any Partnership to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any Partnership by way of distribution, return of capital or otherwise;
(iv) any other claim in respect of any Partnership to which such Debtor now or in the future may be entitled in its capacity as a member of or an owner of any Partnership and its Property, including any rights under any partnership agreement or other document governing or pertaining to such interests; (v) the certificates, if any, representing all such rights and interests; (vi) all rights of such Debtor under each partnership agreement or limited partnership agreement of each Partnership; and (vii) to the extent not otherwise included, all proceeds of any of the foregoing.

          "Patent Collateral" shall mean all Patents, whether now owned or
           -----------------
hereafter acquired by any Debtor, including each Patent identified in Annex 3
                                                                      -------
hereto, excluding, however, the Patents identified as "Excluded Patents" on said Annex 3. Notwithstanding the foregoing, the Patent Collateral does not and
-------
shall not include any Patent that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of Patent Collateral.

          "Patents" shall mean all patents and patent applications, including,
           -------
without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Permitted Encumbrances" shall mean (a) with respect to the Securities
           ----------------------
Collateral, the Intellectual Property Collateral, the Collateral Account and the proceeds of each of the foregoing, Liens of the type described in clause (b),
(h), (k) and (w) of the definition of Permitted Liens and (b) with respect to all other Pledged Collateral, Liens of the type described in clauses (a), (b),
(c), (f), (g), (h), (j), (k), (m), (n), (o), (p), (q), (r), (t), (u), (v) and,
to the extent the original Lien is permitted hereunder, (l), of the definition of Permitted Liens.

          "Pledged Collateral" see Section 3 hereof.
           ------------------

          "Pledged Interests" see Section 3(d) hereof.
           -----------------

          "Pledged Obligations" shall mean all of each Debtor's right, title and
           -------------------
interest, if any, in and to any and all obligations owed to such Debtor by any Person, whether now existing or hereafter incurred, and in and to all collateral granted to such Debtor or for the benefit of such Debtor as collateral security for such obligations.

          "Pledged Securities" shall mean the Pledged Interests and the Pledged
           ------------------
Stock, collectively.

          "Pledged Stock" see Section 3(a) hereof.
           -------------

          "Prior Liens" shall mean (a) the Liens set forth on Schedule 3 hereto
           -----------                                        ----------
and (b) with respect to each applicable type of Pledged Collateral, Permitted Encumbrances, but only to the extent that the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced by this Agreement.

          "Secured Obligations" shall mean, collectively, (a) the principal of
           -------------------
and interest (including any interest that would accrue but for the provisions of the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other amounts from time to time owing to the Creditors by Borrower under the Credit Documents, including, without limitation, all Reimbursement Obligations and interest thereon, (b) all obligations of Borrower or any other Obligor arising under any Swap Contract between Borrower or any other Obligor and any Lender or any Affiliate of any Lender, (c) all obligations of the Subsidiary Guarantors under the Credit Agreement and the other Credit Documents (including, without limitation, in respect of their Guarantees under Section 6 of the Credit Agreement), and (d) all obligations of the Debtors to the Creditors hereunder.

          "Securities Act" shall mean the United States Securities Act of 1933,
           --------------
as amended.

          "Securities Collateral" shall mean, collectively, the Pledged
           ---------------------
Collateral described in clauses (a) through (e) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or
           --------------------
hereafter acquired by any Debtor, including each Trademark identified in Annex 4
                                                                         -------
hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" shall mean all trade names, trademarks and service marks,
           ----------
logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
effect from time to time in each applicable jurisdiction.

          "Voting Powers" see Section 5.04(a)(2) hereof.
           -------------

          Section 2.  Representations, Warranties and Covenants.  Each Debtor
                      -----------------------------------------
represents and warrants to and covenants and agrees with the Creditors that:


          (a) Such Debtor is the sole beneficial (and, with respect to the Pledged Securities, record) owner of, or holds valid and subsisting leases or licenses to, the Pledged Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Pledged Collateral at any time (and no right or option to acquire the same (other than those, if any, arising in the ordinary course of business with respect to Dispositions permitted under the Credit Agreement) exists in favor of any other Person), except for Prior Liens, Permitted Encumbrances and the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest shall constitute a first priority perfected pledge and security interest in and to all of such Pledged Collateral (except with respect to Pledged Collateral as to which perfection is not presently required) subject only to Prior Liens and except for permitted dispositions each Debtor will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Prior Liens, Permitted Encumbrances and the Lien pursuant hereto; and, subject to Section 5.04 hereof, will cause any and all Pledged Securities, to the extent certificated, whether for value paid by any Debtor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder.

          (b) The Pledged Stock represented by the certificates identified under the name of such Debtor in Annex 1A hereto is, and all other Pledged
                                      --------
     Stock in which such Debtor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restric tion, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement or as permitted by the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified under the name of such Debtor in Annex 1A hereto constitutes (x) with
                                      --------
     respect to each Subsidiary other than a Foreign Subsidiary all of the issued and outstanding shares of capital stock of any class of such Issuers beneficially owned by such Debtor, and (y) with respect to each first tier Foreign Subsidiary, all of the issued and outstanding shares of capital stock of any class of such Issuers beneficially owned by such Debtor which in the aggregate represent not less than (and, subject to Section 3(a) hereof, not more than) 65% of the total combined voting power of all classes of capital stock of any such Issuer (in each case, whether or not registered in the name of such Debtor) and said Annex 1A correctly
                                                     --------
     identifies, as at the date hereof, or, with respect to any Issuer created or acquired after the date hereof, as of the date of pledge hereunder, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          (d)  The Pledged Obligations identified on Annex 1B hereto constitute
                                                     --------
     all of the Pledged Obligations of such corporations as identified on Annex
                                                                          -----
     1B hereto, and, other than the Pledged Obligations, no Debtor owns,
     --
     directly or indirectly, any other Pledged Obligations of any Subsidiary (other than a Foreign Subsidiary).

          (e)  Annexes 2, 3 and 4 hereto, respectively, set forth under the name
               ------------------
     of such Debtor a complete and correct list of all material Copyrights, Patents and Trademarks owned by such Debtor on the date hereof, which have been registered or for which an application for registration has been made. Except pursuant to licenses and other user agreements entered into by such Debtor in the ordinary course of business that are listed in Annex 5
                                                                  -------
     hereto, (i) such Debtor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and (ii) all
                                        ------------------
     registrations listed in said Annexes 2, 3 and 4 are valid and in full force
                                  ------------------
     and effect.  Except as may be set forth in said Annex 5, such Debtor owns
                                                     -------
     and possesses the right to use all Copyrights, Patents and Trademarks material to its business.

          (f)  Annex 5 hereto sets forth a complete and correct list of all
               -------
     material licenses and other user agreements included in the Intellectual Property.

          (g)  To such Debtor's knowledge:  (i) except as set forth in Annex 5
                                                                       -------
     hereto, there is no violation by others of any right of such Debtor with respect to any material Copyright, Patent or Trademark listed in Annexes 2,
                                                                      ----------
     3 and 4 hereto, respectively, under the name of such Debtor, and (ii) such
     -------
     Debtor is not infringing in any respect upon any material Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Debtor or, to such Debtor's knowledge, threatened, and no claim against such Debtor has been received by such Debtor, alleging any such violation, except as may be set forth in said Annex 5.
                                                   -------

          (h) Any goods now or hereafter produced by such Debtor or any of its Subsidiaries included in the Pledged Collateral have been and will be produced by such Debtor in compliance with the applicable requirements of the Fair Labor Standards Act of 1938, as amended, except where the failure to comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (i) The Interests of each Debtor identified under the name of such Debtor on Annex 1A hereto pledged hereunder, and in respect of which a
               --------
     security interest has been granted hereunder, constitute all of the issued and outstanding Interests, limited liability company interests or other ownership or equity interests in any LLC owned by the Debtors; the Partnership Interests of each Debtor identified under the name of such Debtor on Annex 1A hereto pledged hereunder, and in respect of which a
               --------
     security interest has been granted hereunder, constitute all of the issued and outstanding Partnership Interests or other ownership or equity interests in any Partnership owned by the Debtors; and none of the Pledged Interests is or will be subject to any contractual restriction, or any restriction under the organizational or other organic documents of the respective issuer of such Pledged Interests upon the transfer of such Pledged Interests (except for any such restriction contained herein or in the Credit Agreement or as permitted by the Credit Agreement). The Pledged Interests have been duly authorized and validly issued, and all payments required to be made by any holder of such Pledged Interests in respect of such interests have been made.

          (j) Each Debtor has the corporate power and authority to grant the security interest in the Pledged Collateral pursuant to this Agreement and has taken all necessary corporate action to grant the security interest in the Pledged Collateral pursuant to this Agreement.

          (k) None of the Pledged Stock constitutes margin stock, as defined in Regulation G or Regulation U of the Board of Governors of the Federal Reserve System.

          (l) Other than Prior Liens and Permitted Encumbrances, no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or part of the Pledged Collateral is on file or of record in any public office, except such as may have been or will be filed in favor of the Administrative Agent in favor of the Creditors pursuant to this Agreement.

          (m) Upon filing of the financing statements in the offices referred to on Schedule 1 hereto, the security interest created by this Agreement in
           ----------
     all Pledged Collateral other than the Pledged Securities and other Pledged Collateral which is either not disclosed in the financing statements or as to which filing a financing statement is not the sole perfection method will constitute a valid, perfected first priority security interest (subject to prior liens) in such Pledged Collateral to the extent provided in the Uniform Commercial Code, enforceable in accordance with its terms against all creditors of such Debtor and any Persons purporting to purchase any such Pledged Col lateral from such Debtor, except as enforcement of such security interest may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law), and except that the priority of any security interest is subject to the priority rules established by the Uniform Commercial Code and the enforceability of any security interest against other creditors and purchasers is subject to the provisions of the Uniform Commercial Code and of the Credit Agreement and other Credit Documents that provide in certain circumstances for purchasers and other creditors to take free of a prior perfected or unperfected security interest or otherwise limit the enforceability, priority or effect of any such security interest.

          (n) The Interests in each LLC and the Partnership Interests in each Partnership are not represented by certificates.

          (o) Each Debtor's principal place of business, chief executive office and the place where its records concerning the Pledged Collateral are kept is at the address listed on Schedule 2 hereto, and such Pledgor will not
                                 ----------
     change such principal place of business or chief executive office or remove such records without giving the Administrative Agent at least 30 days prior written notice thereof and taking such action to maintain the perfection or priority of the Administrative Agent's security interest in the Pledged Collateral as is necessary or reasonably requested by the Administrative Agent; and such Debtor will not change its name, identity or structure in any manner, or take any other action, which might make any financing statement filed in respect of the Pledged Collateral seriously misleading unless it shall have given the Administrative Agent at least 30 days prior written notice thereof.

          (p) No consent or approval of any Governmental Authority or any securities exchange or any other Person was or is necessary for the validity of the security interest granted herein and the pledge effected hereby.

          (q) By virtue of the execution and delivery by the Debtors of this Agreement, when the Pledged Securities, certificates, instruments or other documents representing or evidencing such Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, duly endorsed or, in the case of Pledged Securities constituting uncertificated securities, when the steps required by Articles 8 and 9 of the Uniform Commercial Code have been taken to perfect the Administrative Agent's security interest therein, the security interest created by this Agreement in the Pledged Securities to the extent provided in the Uniform Commercial Code is enforceable in accordance with its terms against all creditors of such Debtor and any Person purporting to purchase any such Pledged Collateral from such Debtor, except as enforcement of such security interest may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law), and except that the priority of any security interest is subject to the priority rules established by the Uniform Commercial Code and the enforceability of any security interest against other creditors and purchasers is sub-ject to the provisions of the Uniform Commercial Code and of the Credit Agreement and other Credit Documents that provide in certain circumstances for purchasers and other creditors to take free of a prior perfected or unperfected security interest or otherwise limit the enforceability, priority or effect of any such security interest.

          (r) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Securities. The Pledged Securities are not subject to any put, call, option or other right in favor of any other Person whatsoever.

          (s) Neither the execution and delivery of this Agreement by each Debtor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Debtor's, or any of its Subsidiaries', charter or by-laws or any organizational or other organic document of any Issuer, LLC or Partnership, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Debtor, or any of its Subsidiaries, is a party, or by which any of them may be bound or to which any of their Property may be subject, which violation or conflict, individually or in the aggregate, would have a Material Adverse Effect, or a material adverse effect on the value of the Pledged Collateral taken as a whole or a material adverse effect on the security interests hereunder (it being understood that each Debtor makes no representation that upon foreclosure the fair market value or fair value or any particular value would be realized), or (iii) conflicts with any law, order, rule or regulation applicable to any Debtor, or any of its Subsidiaries, of any Governmental Authority having jurisdiction over any Debtor, or any of its Subsidiaries, or their Property, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Property now owned or hereafter acquired by any Debtor, or any of its Subsidiaries.

          (t) Upon reasonable request to a Debtor, the Administrative Agent shall have full and free access during normal business hours to all of the books, correspondence and records of such Debtor relating to the Pledged Collateral, and the Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Debtor agrees to render to the Administrative Agent, at such Debtor's cost and expense, such clerical and other assistance as may be reasonably requested by the Administrative Agent with regard thereto.

          (u) In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent, each Debtor agrees to use its diligent best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary Approvals for the exercise of any such remedies, rights and powers.

          (v) There are no voting trusts or other agreements or understandings to which any Debtor is a party or by which it may be bound with respect to voting, managerial consent, election or other rights of any Debtor relating to the Pledged Securities.

          (w) Such Debtor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Debtor is a party relating to its Interests or Partnership Interests, and such Debtor is not in violation of any other material provisions of any such agreement to which such Debtor is a party, or otherwise in default or violation thereunder; no Interest or Partnership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Debtor by any Person with respect thereto and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the operating agreements, partnership agreements and certificates, if any, delivered to the Administrative Agent) which evidence any Interest or Partnership Interest of such Debtor.


          Section 3.  Pledged Collateral; Registration of Pledge of Pledged
                      -----------------------------------------------------
Interests; Acknowledgments; Delivery of Pledged Securities and Pledged
----------------------------------------------------------------------
Obligations.  (a)  As collateral security for the prompt payment in full when
-----------
due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing by such Debtor, each Debtor hereby pledges and mortgages to the Administrative Agent, for the benefit of the Creditors as hereinafter provided, and grants to the Administrative Agent, for the benefit of the Creditors as hereinafter provided, a security interest in, all of such Debtor's right, title and interest in the following property, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Pledged Collateral"):
                                                         ------------------


          (a) the shares of common and/or preferred stock of the Issuers represented by the certificates identified in Annex 1A hereto under the
                                                   --------
     name of such Debtor and each other corporation hereafter acquired or formed by any Debtor and all other shares of capital stock of whatever class of the Issuers now or hereafter owned by such Debtor and all Equity Rights of any such Issuer which is a first tier Foreign Subsidiary owned by any Debtor, in each case together with the certificates evidencing the same, subject, in the case of any Foreign Subsidiary, to the limitation that shares of capital stock of any such Issuer which represent in excess of 65% of the combined voting power of all classes of capital stock of such Issuer shall not be pledged and that no shares of any Foreign Subsidiary which is not a first tier Foreign Subsidiary shall be pledged; provided, however,
                                                           --------  -------
     that if following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of any Foreign Subsidiary entitled to vote without causing the undistributed earnings of such Foreign Subsidiary as determined for United States Federal income taxes to be treated as a deemed dividend to the Debtors for United States Federal income tax purposes, then the 65% limitation set forth above shall no longer be applicable and the Debtors shall duly pledge and deliver to the Administrative Agent such of the capital stock not theretofore required to be pledged hereunder (collectively, the "Pledged Stock");
                                                          -------------

          (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c)  all Pledged Obligations identified on Annex 1B hereto under the
                                                     --------
     name of any Debtor; provided, however, if following a change in the
                         --------  -------
     relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of any promissory note issued by any Foreign Subsidiary without causing the undistributed earnings of such Foreign Subsidiary as determined for United States Federal income taxes to be treated as a deemed dividend to the Pledgor for United States Federal income tax purposes, then each Debtor shall duly pledge and deliver to the Administrative Agent such of the Pledged Obligations of each Foreign Subsidiary not theretofore required to be pledged hereunder;

          (d) all Interests or Partnership Interests now or hereinafter owned by any Debtor and any limited liability company interest, partnership interest or other ownership or equity securities or certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for Interests or Partnership Interests, or otherwise in respect thereof (collectively, the "Pledged Interests");
                                 -----------------

          (e) without affecting the obligations of such Debtor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer, LLC or Partnership is not the surviving corporation, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by the Debtors (unless such successor is such Debtor itself) formed by or resulting from such consolidation or merger;

          (f) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Debtor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Debtor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Debtor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Debtor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");
                          --------

          (g) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Debtor evidencing, representing, arising from or existing in respect of, relating to, or securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                                                        -----------

          (h) all inventory (as defined in the Uniform Commercial Code) of such Debtor, all goods obtained by such Debtor in exchange for such inventory, any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto, and any such inventory as is temporarily out of such Debtor's custody or possession, including inventory held by others on consignment, inventory on the premises of others and items in transit (herein collectively called "Inventory");
     ----------

          (i) all intellectual property and all other accounts or general intangibles (each as defined in the Uniform Commercial Code) which is not otherwise within the definition of Intellectual Property or Accounts;

          (j) all equipment (as defined in the Uniform Commercial Code) of such Debtor, including all Motor Vehicles (herein collectively called "Equipment");
      ---------

          (k)  all Contracts;

          (l)  all documents of title (as defined in the Uniform Commercial
     Code) or other receipts of such Debtor covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");
                                                         ---------

          (m) all rights, claims and benefits of such Debtor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Debtor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (n)  the balance from time to time in the Collateral Account;

          (o) all other tangible and intangible personal property and fixtures of such Debtor, including, without limitation, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Debtor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor; and

          (p)  all Intellectual Property.


Notwithstanding the foregoing, the Pledged Collateral does not and shall not include any Contract, lease or license (or any property subject to any such lease or license) to which any Debtor is a party which would be rendered void or unenforceable by reason of its being included as part of the Pledged Collateral or which is not assignable by its terms, or any property subject to a purchase money security interest permitted under the Credit Agreement which under the terms of such purchase money security interest or related documentation may not be further encumbered or transferred, unless a consent to the assignment has been received by such Debtor and/or the Administrative Agent.


          (b) Concurrently with the execution of this Agreement and with the creation or acquisition of any securities or interests in any Issuer, LLC or Partnership the securities or interests in which are required pursuant to the terms hereof or of the Credit Agreement to be pledged hereunder, each Debtor shall deliver to the Administrative Agent an Acknowledgment in form of Exhibit B
                                                                       ---------
hereto of each Issuer, LLC or Partnership whose securities or interests are Pledged Securities hereunder.

          (c) Each Debtor hereby delivers to the Administrative Agent all of the certificates evidencing the Pledged Stock owned by such Debtor which is represented by certificates, endorsed in blank or accompanied with appropriate undated stock powers executed in blank. If at any time any Pledged Stock which is not represented by a certificate shall be represented by one or more certificates, then each Debtor shall promptly deliver the same to the Administrative Agent accompanied by stock powers duly executed in blank, with signature properly guaranteed. All other shares of Pledged Stock subsequently acquired by each Debtor shall be pledged to the Administrative Agent and if represented by a certificate, certificates representing the same shall be delivered to the Administrative Agent contemporaneously with the acquisition thereof, accompanied by stock powers duly executed in blank, with signature properly guaranteed.

          (d) Each Debtor has executed and delivered to the Administrative Agent such financing statements as the Administrative Agent has requested with respect to that portion of the Pledged Collateral in which a Lien may be perfected by the filing of a financing statement against such Debtor. Each Debtor has caused the Lien of the Administrative Agent in and to the Interests and the Partnership Interests to be registered upon the books of the issuers of such Interests and Partnership Interests. If at any time any Interests or Partnership Interests shall be represented by one or more certificates or by any documents that are instruments (as defined in the Uniform Commercial Code), then the appropriate Debtor shall promptly deliver the same to the Administrative Agent accompanied by duly executed transfer powers endorsed in blank respecting such certificates or documents, with signature properly guaranteed.

          (e) Each Debtor hereby delivers to the Administrative Agent all of the promissory notes, instruments and agreements evidencing the Pledged Obligations held by such Debtor in suitable form for transfer by endorsement and delivery or accompanied by duly executed instruments of transfer or assignment in blank. If any Debtor shall become entitled to receive or shall receive any promissory notes, instruments or agreements constituting Pledged Collateral after the date hereof (including, without limitation, any certificate representing any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the obligor on any Pledged Obligations) in respect of the Pledged Obligations, such Debtor agrees: (i) to accept the same as the agent of the Administrative Agent, (ii) to hold the same in trust on behalf of and for the benefit of the Ad-ministrative Agent, and (iii) to deliver any and all promissory notes, instruments or agreements evidencing the same to the Administrative Agent within ten (10) days following the receipt thereof by such Debtor, in the exact form received, with the endorsement in blank of such Debtor when necessary and with an appropriate undated instrument of transfer or assignment duly executed in blank (with signature properly guaranteed), to be held by the Administrative Agent subject to the terms of this Agreement, as additional Pledged Collateral.

          (f) Each delivery of such Pledged Securities or Pledged Obligations after the date hereof shall be accompanied by a schedule describing the securities and/or indebtedness theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

          Notwithstanding the foregoing provisions of this Section 3, the Pledged Collateral shall not include property or assets hereafter acquired by Debtor in accordance with clause (g), (h) or (l) of the definition of Permitted Liens in the Credit Agreement; provided, that at such time, in the case of
                               --------
clause (g) or (l), as such property or asset is no longer subject to any Lien or security interest securing purchase money or Capital Lease in respect of such property or asset, or in the case of clause (h) at the said time as such property or asset is no longer subject to any Lien or security interest permitted under such clause (h), such property or asset shall (without any act or delivery by any Person) constitute Pledged Collateral hereunder.

          Section 4.  Cash Proceeds of Collateral.
                      ---------------------------

          4.01.  Collateral Account.
                 ------------------


          (a) There is hereby established with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control
                         ------------------
of the Administrative Agent (1) into which there shall be deposited from time to time (i) the cash proceeds (including pursuant to any Disposition thereof) of any of the Pledged Collateral (other than in accordance with 9.19 of the Credit Agreement), (ii) the cash proceeds of any Taking or Destruction or loss of title with respect to any Real Property (including proceeds of Casualty Events and proceeds of insurance covering the Pledged Collateral or any Real Property), and
(iii) any cash in respect of any Pledged Collateral which the Administrative Agent is entitled to pursuant to Section 5.04 hereof, and (2) into which the Debtors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder and which, as provided in Section 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder.

          (b) The balance from time to time in the Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, subject to the further provisions hereof, remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Debtor as such Debtor shall from time to time instruct; provided, however, that any amounts deposited
--------  -------
in the Collateral Account in respect of any Disposition effected pursuant to
Section 9.06(g) or (h) or 9.19(A)(i)(d) of the Credit Agreement or Casualty Events or Takings, Destructions or loss of title with respect to Real Property shall be disbursed to the relevant Debtor in periodic installments upon submission of reasonable evidence that such amount is to be applied as permitted by Section 2.10(a) or 9.19 of the Credit Agreement, and any amounts deposited in the Collateral Account in respect of prepayments or reductions of Loans or Commitments under Section 2.10 of the Credit Agreement which are to be applied to LIBOR Loans as provided in the penultimate sentence of Section 2.10(b) of the Credit Agreement shall be held by the Administrative Agent until the end of the respective Interest Periods of such LIBOR Loans at which time, whether or not an Event of Default has occurred, the Administrative Agent shall cause such monies to be applied to such LIBOR Loans. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) sole and absolute discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          (c) If requested by Borrower and agreed to by any Lender that is an Original Lender, and subject to documentation reasonably satisfactory to the Administrative Agent and such Lender, the Administrative Agent shall designate such Lender as a collateral sub-agent for the Administrative Agent in respect of all or any portion of the Collateral Account and provide written notice to Borrower of such designation.


          4.02.  Proceeds of Accounts.  At any time after the occurrence and
                 --------------------
during the continuance of an Event of Default, each Debtor shall, upon the request of the Administrative Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent), or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which such Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account. All payments made to the Administrative Agent as provided in the preceding sentence shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Debtor agrees that, at any time after the occurrence and during the continuance of an Event of Default if the proceeds of any Pledged Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Debtor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Debtor for and as the property of the Administrative Agent and the Lenders and shall not be commingled with any other funds or property of such Debtor.

          4.03.  Investment of Balance in Collateral Account.  Amounts on
                 -------------------------------------------
deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent; provided, however, that (i) at any time
                                         --------  -------
after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) sole and absolute discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in
Section 5.09 hereof, and (ii) if requested by the Borrower, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.04 of the Credit Agreement, has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

          4.04.  Cover for Letter of Credit Liabilities.  Amounts deposited into
                 --------------------------------------
the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities
                               -----
outstanding from time to time, and second as collateral security for the other
                                   ------
Secured Obligations hereunder, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in this Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


          Section 5.  Covenants; Further Assurances; Remedies.  In furtherance
                      ---------------------------------------
of the grant of the pledge and security interest pursuant to Section 3 hereof, the Debtors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:


          5.01.  Delivery and Other Perfection.  Each Debtor shall:
                 -----------------------------

          (a) if there shall be received by such Debtor any of the above-described shares, securities or property required to be pledged by such Debtor under clauses (a), (b), (c), (d) and (e) of Section 3 hereof or any distribution of capital shall be made on or in respect of the Pledged Interests or any Property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of any LLC or Partnership, or pursuant to the reorganization thereof, forthwith either (x) transfer and deliver to the Administrative Agent such shares, capital, Property or securities so received by such Debtor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral, or (y) take such other action as the Administrative Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, capital or Property in said clauses
     (a), (b), (c), (d) and (e) and until such time of transfer hold such shares, securities, money, property or capital in trust for the sole benefit of the Lenders, segregated from the other property of each Debtor;

          (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, however, that so long as no Event of Default shall have
              --------  -------
     occurred and be continuing, such Debtor may retain for collection in the ordinary course any Instruments received by such Debtor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Debtor, make appropriate arrangements for making any other Instrument pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

          (c) maintain the security interest created by this Agreement as a first priority perfected security interest subject only to Prior Liens and Permitted Encumbrances and except to the extent perfection is not required hereunder and defend such security interest against claims and demands of all Persons whomsoever and give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest (and each Debtor authorizes the Administrative Agent to file any such financing or continuation statement without the signature of each Debtor to the extent permitted by applicable law), including, without limitation, after the occurrence and during the continuance of an Event of Default, causing any or all of the Securities Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Debtor copies of any notices and communications received by it with respect to the Securities Collateral) and if any amount payable under or in connection with any of the Interests or Partnership Interests shall be or become evidenced by any instrument (including any promissory note) or chattel paper (in each case as defined in the Uniform Commercial Code), such instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement;

          (d) keep full and accurate books and records relating to the Pledged Collateral, and stamp or otherwise mark all such material books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (e) furnish to the Administrative Agent upon its request, but not more than quarterly, statements and schedules further identifying and describing the material Copyright Collateral, the material Patent Collateral and the material Trademark Collateral, respectively, and such other reports in connection with such Copyright Collateral, Patent Collateral and Trademark Collateral, as the Administrative Agent may reasonably request, all in reasonable detail;

          (f) promptly upon the reasonable request of the Administrative Agent, following receipt by the Administrative Agent of any statements, schedules or reports pursuant to clause (e) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any material
     ---------------------
     Copyright, Patent or Trademark that becomes part of the Pledged Collateral under this Agreement;

          (g) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Collateral;

          (h) upon the occurrence and during the continuance of any Event of Default, permit representatives of the Administrative Agent to be present at such Debtor's place of business to receive copies of all communications and remittances relating to the Pledged Collateral, and forward copies of any notices or communications received by such Debtor with respect to the Pledged Collateral, all in such manner as the Administrative Agent may require;

          (i) upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, promptly notify (and such Debtor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Pledged Collateral has been assigned to the Administrative Agent for the benefit of the Lenders hereunder, and that any payments due or to become due in respect of such Pledged Collateral are to be made directly to the Administrative Agent; and

          (j) to the extent permitted by law, pay, and save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.


          5.02.  Other Financing Statements and Liens.  Without the prior
                 ------------------------------------
written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.03 of the Credit Agreement), no Debtor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders other than with respect to Prior Liens and Permitted Encumbrances.

          5.03.  Preservation of Rights.  Regardless of whether or not there
                 ----------------------
shall have occurred any Event of Default, the Administrative Agent may institute and maintain, or cause in its name or in the name of the Debtors to be instituted and maintained, such suits and proceedings as the Administrative Agent may reasonably deem to be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Credit Documents. Without limiting their right to make dispositions or abandonments of Collateral to the extent permitted by the Credit Agreement, the Debtors agree not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Administrative Agent's rights in the Pledged Collateral. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Pledged Collateral.

          5.04.  Special Provisions Relating to Certain Collateral.
                 -------------------------------------------------

          (a)  Pledged Securities and Pledged Obligations.
               ------------------------------------------

          (1) The Debtors will cause the Pledged Stock to constitute at all times, with respect to (x) any Issuer other than a Foreign Subsidiary, all of the shares of each class of capital stock of each such Issuer then owned by any Debtor, and (y) any first tier Foreign Subsidiary, such amount of the shares of capital stock of each such Issuer as will (subject to Section 3(a) hereof) result in not less than (nor greater than) 65% of the total combined voting power of all classes of capital stock of any such Issuer.

          (2) So long as no Event of Default shall have occurred and be continuing, the Debtors shall have the right to exercise all voting, consensual, partnership, managerial and membership rights and powers and other powers of ownership pertaining to the Pledged Securities (collectively, the "Voting
                                                                   ------
Powers") for all purposes not inconsistent with the terms of this Agreement, the
------
other Credit Documents or any other instrument or agreement referred to herein or therein; provided, however, that each Debtor agrees that no vote shall be
            --------  -------
cast or membership or partnership right exercised or other action taken which materially impair the Pledged Securities (other than pursuant to a transaction expressly permitted under the Credit Agreement) or which would be inconsistent with or result in any violation of any provision of any of this Agreement or any other Credit Document. The Administrative Agent shall execute and deliver to the Debtors or cause to be executed and delivered to the Debtors all such proxies, powers of attorney, dividend and other orders, and all such instruments, in each case without recourse or warranty, as the Debtors may reasonably request for the purpose of enabling the Debtors to exercise the Voting Powers that they are entitled to exercise pursuant to this Section 5.04(a)(2). Upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent's sole and absolute option and following written notice from the Administrative Agent to the Debtors (such written notice to be effective immediately upon the giving thereof as provided below) all rights of the Debtors to exercise the Voting Powers they are entitled to exercise pursuant to this Section 5.04(a)(2), and the obligations of the Administrative Agent under this Section 5.04(a)(2), shall cease, and all such Voting Powers shall thereupon become transferred to and vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such Voting Powers, including, without limitation, the right to act by shareholder, partner, member or other interestholder consent. Such authorization shall constitute an irrevocable voting proxy from each Debtor to the Administrative Agent or, at the Administrative Agent's option, to the Administrative Agent's nominee.

          (3) Subject to Section 5.04(a)(4) below, the Debtors shall be entitled to receive and retain any dividends or distributions on the Pledged Securities to the extent that the payment of such dividends is permitted by the Credit Agreement.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Securities shall be paid directly to the Administrative Agent and retained by it as part of the Pledged Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Debtors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end; provided, however, that
                                                         --------  -------
if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall (except to the extent theretofore applied to the Secured Obligations) promptly be returned by the Administrative Agent to the Debtors, without interest and without recourse or warranty.

          (5) The Administrative Agent, on behalf of the Lenders, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Debtor, endorsed or assigned in blank or in favor of the Administrative Agent. The applicable Debtor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

          (6) Upon the occurrence and during the continuance of an Event of Default, in order to fully effectuate the Administrative Agent's Voting Powers pertaining to the Pledged Securities, such Debtor, upon the request of the Administrative Agent, shall secure (if not already secured by the Administrative Agent) executed resignations of the officers, directors or representatives of any members committee of or the officers or directors of the general partner of each issuer whose securities constitute Pledged Securities in order that the Administrative Agent may elect or appoint the officers, directors or representatives of such members committee of or the officers or directors of the general partner of such issuer. After the occurrence and during the continuance of any such Event of Default, this Section 5.04(a)(6) shall constitute and grant an irrevocable proxy which shall become effective and shall entitle the Administrative Agent, at its election, to vote the Pledged Securities upon any and all corporate, limited liability company or partnership matters; provided,
                                                                     --------
however, that the foregoing proxy shall be construed so that, and shall be
-------
limited to the extent necessary so that, the Administrative Agent shall not be or become liable as a general partner or member.

          (7) So long as no Event of Default has occurred and be continuing, and to the extent not prohibited by the Credit Agreement, each Debtor shall be entitled to receive and retain principal and interest payments, if any, paid on the Pledged Obligations.

          (8) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of each Debtor to receive or demand, as the case may be, principal and interest payments which such Debtor is authorized to receive or demand pursuant to Section 5.04(a)(7) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive or demand, as the case may be, and retain such principal and interest payments (and all other payments in respect of the Pledged Obligations); in addition, all principal and interest payments (and all other payments in respect of the Pledged Obligations) which are received by any Debtor contrary to the provisions of this Section 5.07(a)(8) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Debtor and shall be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement), and
(ii) all rights of each Debtor to exercise any rights and powers (including the right to receive and retain payments on the Pledged Obligations) which it would otherwise be entitled to exercise pursuant to Section 5.04(a)(7) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise all such rights and powers until such Event of Default shall have been cured or waived in accordance with the Credit Agreement, at which time all such rights shall thereupon become revested in such Debtor and amounts not applied to Loans shall be remitted to such Debtor. Any and all money and other Property paid over to or received by the Administrative Agent as Pledged Collateral and retained by the Administrative Agent pursuant to the provisions of this Section 5.04(a)(8) shall be retained by the Administrative Agent in the Collateral Account upon receipt of money or other property and shall be applied in accordance with the provisions of Section 5.09 hereof. Upon the occurrence and during the continuance of an Event of Default, each Debtor further agrees that so long as the Pledged Obligations continue to be Pledged Collateral under this Agreement, such Debtor will not permit any of the notes, instruments or other agreements evidencing the Pledged Obligations to be amended, modified or changed in any way, nor will such Obligor accept any waiver, indulgence, modification or other departure by any obligor under such Pledged Obligations from any provision of the Pledged Obligations, without first obtaining written consent of the Administrative Agent.

          (9) Each Debtor hereby represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Securities and the Pledged Obligations (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights of the Pledged Securities), and each Debtor agrees that the Administrative Agent shall have no responsibility or liability for informing such Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          (10) The Administrative Agent may, upon the occurrence and during the continuation of an Event of Default, without notice and at its option, transfer or register the Pledged Securities and the Pledged Obligations or any part thereof, into its or its nominee's name, or endorse any of the Pledged Obligations for negotiation, without any indication that such Pledged Collateral is subject to the security interest hereunder.


          (b)  Intellectual Property.
               ---------------------

          (1) For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under
Section 5.05 hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.06 of the Credit Agreement that limit the right of the Debtors to dispose of their respective property, so long as no Event of Default shall have occurred and be continuing, the Debtors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, abandon, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Debtors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time, upon the request of the respective Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Debtor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 5.04(b)(1) as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations (other than contingent obligations and indemnities which survive) and cancellation or termination of the Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Pledged Collateral, the Administrative Agent shall grant back to the Debtors the license granted pursuant to Section 5.04(b)(1). The exercise of rights and remedies under Section 5.05 hereof by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Debtors in accordance with the first sentence of this Section 5.04(b)(2).

          (c)  Motor Vehicles.  At any time after the occurrence and during the
               --------------
continuance of an Event of Default, each Debtor shall, upon the request of the Administrative Agent, deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles, and any other Equipment covered by certificates of title or ownership, owned by it with the Administrative Agent listed as lienholder.


          5.05.  Events of Default; Remedies; Etc.  During the period during
                 --------------------------------
which an Event of Default shall have occurred and be continuing:


          (a) each Debtor shall, at the request of the Administrative Agent, assemble the Pledged Collateral owned by it at such place or places in the contiguous United States, reasonably convenient to both the Administrative Agent and such Debtor, designated in its request;

          (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of any of the Pledged Collateral;

          (c) the Administrative Agent shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Administrative Agent in its sole and absolute discretion may, in its name or in the name of the Debtors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall be under no obligation to do so; and

          (e) the Administrative Agent may, upon ten business days' prior written notice to the Debtors of the time and place, with respect to the Pledged Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Debtors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Debtors shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned, subject to notice as may be required by law. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. For purposes hereof, (i) a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof, (ii) the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and (iii) no Debtor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section
     5.05 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code or its equivalent in other jurisdictions. If under mandatory requirements of applicable law, the Administrative Agent shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Debtors as herein before provided, the Administrative Agent need give the Debtors only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.


The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.


          The Debtors recognize that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities or Pledged Obligations, to limit purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Debtors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent and the Debtors than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Securities or Pledged Obligations for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          Anything herein to the contrary notwithstanding, in any such event the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make a private sale of the Pledged Securities notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability to any Debtor for selling all or any part of the Pledged Securities at a price which the Administrative Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

          Each of the Debtors further agrees to use its diligent best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities or Pledged Obligations pursuant to this Section 5.05 valid and binding and in compliance with any and all other applicable Requirements of Law, but none of the Debtors shall have an obligation to register or qualify such sale under any federal or state securities laws. Each of the Debtors further agrees that a breach of any of the covenants contained in this Section 5.05 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.05 shall be specifically enforceable against such Debtor, and, to the extent permitted by law, such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

          5.06.  Deficiency.  If the proceeds of sale, collection or other
                 ----------
realization of or upon the Pledged Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Debtors shall remain liable for any deficiency.

          5.07.  Removals, Name Change, Etc.  Without at least 30 days' prior
                 --------------------------
written notice to the Administrative Agent, no Debtor shall (i) maintain any of its books and records with respect to the Pledged Collateral at any office or maintain its principal place of business at any place other than at the address set forth in Schedule 2 hereto, or permit any Inventory or Equipment to be
             ----------
located anywhere, other than at one of the locations identified in  Annex 6
                                                                    -------
hereto or at the premises of a Person processing or storing such Inventory (if as to any Inventory or Equipment with an aggregate fair market value in excess of $1.0 million such Person has executed Uniform Commercial Code Financing Statements naming such Debtor as secured party (which financing statements are hereby assigned to the Administrative Agent) or such Person has executed a supplier subordination agreement satisfactory to the Majority Lenders in form and substance) or in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08.  Private Sale.  No Creditor shall incur liability as a result of
                 ------------
the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Debtor hereby waives any claims against any Creditor arising by reason of the fact that the price at which the Pledged Collateral may have been sold at any such private sale held in a commercially reasonable manner was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

          5.09.  Application of Proceeds.  Except as otherwise herein expressly
                 -----------------------
provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

          First, to the payment of the reasonable costs and expenses of such
          -----
     collection, sale or other realization, including out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case
          ----
     equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the respective Debtor, or its successors or
          -------
     assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.


As used in this Section 5, "proceeds" of Pledged Collateral shall mean cash,
                            --------
securities and other property realized in respect of, and distributions in kind of, Pledged Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Debtors or any issuer of or obligor on any of the Pledged Collateral. Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first
                                                                           -----
to the Letter of Credit Liabilities outstanding from time to time, and second to
                                                                       ------
the other Secured Obligations in the manner provided above in this Section 5.09.


          5.10.  Attorney-in-Fact.  Without limiting any rights or powers
                 ----------------
granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Debtor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon and during the continuance of any Event of Default, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Pledged Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Debtor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Each Debtor agrees, in the absence of willful wrongdoing or gross negligence, that neither the Administrative Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 5.10.

          5.11.  Perfection.  Prior to or concurrently with the execution and
                 ----------
delivery of this Agreement and upon the acquisition or creation of any securities of or interests in any Issuer, LLC or Partnership the securities or interests in which are required to be pledged hereunder, each Debtor shall
(i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by
Section 3 of this Agreement, (ii) deliver to the Administrative Agent all certificates identified in Annex 1A hereto, accompanied by undated stock powers
                           --------
duly executed in blank, and (iii) deliver to the Administrative Agent all Pledged Obligations identified on Schedule 1B hereto.
                                  -----------

          5.12.  Termination.  When all Secured Obligations shall have been paid
                 -----------
in full (other than surviving indemnities and other contingent obligations) and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of the respective Debtor and to be released and canceled all licenses and rights referred to in Section 5.04(b) hereof. The Administrative Agent shall also execute and deliver to the respective Debtor upon such termination or upon the sale or other disposition of Property permitted by Section 9.06 of the Credit Agreement such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Debtor to effect the termination and release of the Liens on the Pledged Collateral.

          5.13.  Expenses.  The Debtors jointly and severally agree to pay to
                 --------
the Administrative Agent all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Administrative Agent of any obligations of the Debtors in respect of the Pledged Collateral which the Debtors have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Administrative Agent secured under Section 3 hereof.

          5.14.  Further Assurances.  Each Debtor agrees that, from time to time
                 ------------------
upon the written request of the Administrative Agent, such Debtor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.15.  Irrevocable Authorization and Instruction to Issuers, LLCs and
                 --------------------------------------------------------------
Partnerships.  Each of the Debtors hereby authorizes and instructs each Issuer,
------------
LLC and Partnership to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing, and (b) is otherwise in accordance with the terms of this Agreement and any other Credit Document to which it is a party, without any other or further instructions from such Debtor, and such Debtor agrees that each Issuer, LLC and Partnership shall be fully protected in so complying.

          5.16.  Effect of Sale, etc.  (a)  Any sale or resales pursuant to the
                 -------------------
provisions of this Agreement, whether under any right or power granted hereby or thereby or pursuant to any legal proceedings, shall operate to divest, to the full extent permitted by applicable law, each Debtor of all right, title, interest, claim and demand whatsoever either at law or in equity, of, in and to the Pledged Collateral, or any part thereof, so sold, and any Property so sold shall, to the full extent permitted by applicable law, be free and clear of any and all rights of redemption by, through or under such Debtor. At any such sale any Lender may bid for and purchase the Pledged Collateral sold, to the full extent permitted by applicable law, and may make payment therefor as set forth in clause (b) of this Section 5.16, and any such Lender so purchasing any such Pledged Collateral, upon compliance with the terms of sale, may hold, retain and dispose of such Pledged Collateral without further accountability.


          (b) The receipt by the Administrative Agent, or by any Person authorized under any judicial proceedings to make such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Pledged Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale. In the event that, at any such sale, any Lender is the successful purchaser, it shall be entitled, for the purpose of making settlement or payment, to use and apply such Pledged Collateral to the Secured Obligations by crediting thereon the amount apportionable and applicable thereto out of the net proceeds of such sale.


          Section 6.  Miscellaneous.
                      -------------

          6.01.  No Waiver.  No failure on the part of the Administrative Agent
                 ---------
or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          6.02.  Governing Law.  This Agreement shall be governed by, and
                 -------------
construed in accordance with, the law of the State of New York without regard to principles of conflicts of law thereof.

          6.03.  Notices.  All notices, requests, consents and demands hereunder
                 -------
shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

          6.04.  Waivers, Etc.  The terms of this Agreement may be waived,
                 ------------
altered or amended only by an instrument in writing duly executed by each Debtor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon each Creditor, each holder of any of the Secured Obligations and each Debtor.

          6.05.  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the respective successors and assigns of each Debtor, the Creditors and each holder of any of the Secured Obliga-
tions (provided, however, that no Debtor shall assign or transfer its rights or
       --------- --------
obligations hereunder without the prior written consent of the Creditors).

          6.06.  Captions.  The captions and section headings appearing herein
                 --------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08.  Agents.  The Administrative Agent may employ agents and
                 ------
attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.09.  Severability.  If any provision hereof is invalid and
                 ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Creditors in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          6.10.  Administrative Agent Not a Member.  Nothing contained in this
                 ---------------------------------
Agreement shall be construed or interpreted (a) to transfer to the Administrative Agent or any Lender any of the obligations of a partner of a Partnership or a member or manager of any LLC, or (b) to constitute the Administrative Agent or any Lender a partner of a Partnership or a member or manager of any LLC.

          6.11.  Restoration of Rights and Remedies.  If the Administrative
                 ----------------------------------
Agent shall have instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Administrative Agent, then and in every such case the Administrative Agent and the Debtors and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions under this Agreement and under the other Credit Documents, and thereafter all rights and remedies of the Administrative Agent shall continue as though no such proceeding had been instituted.

          6.12.  Cumulative Remedies.  No remedy under this Agreement is
                 -------------------
intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment or performance of the Secured Obligations operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies under this Agreement, nor shall the Administrative Agent or any Lender be required to look first to, enforce or exhaust any such other or additional security, collateral or guaranties.

          6.13.  [Intentionally Omitted]

          6.14.  Waivers by Debtors.  (a)  Except as otherwise provided in this
                 ------------------
Agreement, THE DEBTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE DEBTORS WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE THEREOF, and, to the full extent permitted by applicable law, each Debtor hereby further waives:


             (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent's gross negligence, bad faith or willful misconduct;

             (ii) all other requirements as to the time, place and terms of sale or other requirements, with respect to the enforcement of the Administrative Agent's rights and powers hereunder; and

             (iii) all rights of redemption, appraisement, valuation, stay, marshaling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and each Debtor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

          (b) Each Debtor hereby waives notice of acceptance of this Agreement and of extensions of credit under the Credit Documents or under any other agreement, note, document or instrument now or at any time or times hereafter executed by such Debtor and delivered to the Administrative Agent or any Lender. Each Debtor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Debtor might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the other Credit Documents.

          (c) Each Debtor (to the extent that it may lawfully do so) covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advance of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Credit Document; and each Debtor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advance of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or therein granted and delegated to the Administrative Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.


          6.15.  Additional Collateral.  Without notice or consent of any Debtor
                 ---------------------
and without impairment of the security interests and rights created by this Agreement, the Administrative Agent may accept from any person or persons additional collateral or other security for the Secured Obligations. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall pre-vent the Administrative Agent from resorting to such additional collateral or security or to the Pledged Collateral, in any order without affecting the Administrative Agent's rights hereunder.

          6.16.  Obligations Absolute.  Subject to non-waivable provisions of
                 --------------------
applicable law, the liability of each Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (a) any change in the time, place or manner of payment of all or any of the Secured Obligations, or in any other term of the Credit Documents, the Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Notes or any other Credit Document or any assignment or transfer thereof; (b) any lack of validity or enforceability, in whole or in part, of the Notes or any other Credit Document; (c) any furnishing of any additional security for the Secured Obligations or any acceptance thereof or any release or non-perfection of any security interest in the Pledged Collateral; (d) any limitation on any party's liability or obligations under the Notes or any other Credit Document; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Debtor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not any Debtor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or amendment or waiver of or consent to departure from any agreement pursuant to which a Lien is created in favor of the Administrative Agent for the benefit of the Creditors, pursuant to which a person other than any Debtor has granted a security interest; or (g) to the extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor.

          6.17.  Waiver of Jury Trial.  Each Debtor and the Administrative Agent
                 --------------------
each hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                                        TUESDAY MORNING CORPORATION


                                        By:____________________________________
                                           Name:
                                           Title:


                                        TMI HOLDINGS, INC.


                                        By:____________________________________
                                           Name:
                                           Title:


                                        TUESDAY MORNING, INC.


                                        By:____________________________________
                                           Name:
                                           Title:


                                        FRIDAY MORNING, INC.


                                        By:____________________________________
                                           Name:
                                           Title:


                                        TMIL CORPORATION


                                        By:____________________________________
                                           Name:
                                           Title:

                                        FLEET NATIONAL BANK,
                                          as Administrative Agent


                                        By:____________________________________
                                           Name:
                                           Title:

                                                              ANNEX 1A TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                                 PLEDGED STOCK
                                 -------------


TUESDAY MORNING CORPORATION
---------------------------

               Certificate              Registered
Issuer             Nos.                    Owner            Number of Shares
------         -----------              ----------          ----------------




[NAME OF DEBTOR]


               Certificate              Registered
Issuer             Nos.                    Owner            Number of Shares
------         -----------              ----------          ----------------



[NAME OF DEBTOR]


               Certificate              Registered
Issuer             Nos.                    Owner            Number of Shares
------         -----------              ----------          ----------------


[Name of Debtor]


               Certificate              Registered
Issuer             Nos.                    Owner            Number of Shares
------         -----------              ----------          ----------------

                               PLEDGED INTERESTS
                               -----------------


[Name of Debtor]

LLC                                               Interests
---                                               ---------

Partnership                                       Partnership Interests
-----------                                       ----------------------

                                                              ANNEX 1B TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                              PLEDGED OBLIGATIONS
                              -------------------


[Name of Debtor]:


                         Original                                Final
Name of                  Principal           Date of             Maturity
Obligor                  Amount              Note                Date
-------                  ---------           -------             --------

                                                              ANNEX 2 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                                   COPYRIGHTS
                                   ----------

                                                              ANNEX 3 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                                    PATENTS
                                    -------

                                                              ANNEX 4 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                                   TRADEMARKS
                                   ----------

                                                              ANNEX 5 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                       LICENSE AND OTHER USER AGREEMENTS
                       ---------------------------------

                                                              ANNEX 6 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                              INVENTORY LOCATIONS
                              -------------------

                                                              SCHEDULE 1 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                        Uniform Commercial Code Filings
                        -------------------------------


State                       Filing Office               Document Filed
-----                       -------------               --------------

                                                              SCHEDULE 2 TO
                                                              SECURITY AGREEMENT
                                                              ------------------


              Principal Place of Business, Chief Executive Office
                           and Location of Records
              ---------------------------------------------------

                                                              SCHEDULE 3 TO
                                                              SECURITY AGREEMENT
                                                              ------------------

                                  Prior Liens
                                  -----------

                                                              EXHIBIT A TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                         INITIAL TRANSACTION STATEMENT



                                                                          [Date]


To:  Fleet National Bank, as Administrative Agent
     [Address]
     Attention:  [Name]


          This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of [Name], as Administrative Agent, as follows:

          1.   Uncertificated Securities:

          The entire limited liability company interests of each of [Name Debtors] in the undersigned [limited liability company] [partnership].

          2.   Registered Owners:

               [Name]
               [Address]

          Taxpayer Identification Number:  [         ]

               [Name]
               [Address]

          Taxpayer Identification Number:  [         ]

          3.   Registered Pledgee:

               [Name], as Administrative Agent

          Taxpayer Identification Number:  [        ]

          4. There are no liens or restrictions of the undersigned limited liability company and no adverse claims to which the uncertificated securities are or may be subject known to the undersigned [limited liability company] [partnership].

          5.   The pledge was registered on [Date].

          THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                    Very truly yours,

                                    [            ]


                                    By:  ______________________
                                         Title:

                                                              EXHIBIT B TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                           ACKNOWLEDGMENT AND CONSENT


          [            ] (the "[     ]") hereby acknowledges receipt of a copy
of the foregoing Security Agreement (the "Security Agreement"; terms used herein
                                          ------------------
and not defined herein shall have the meaning given to them in the Security Agreement) and agrees to be bound thereby and to comply with the terms thereof
insofar as such terms are applicable to it.  [         ] agrees that the terms
of paragraph 5.05 of the Security Agreement shall apply to it, mutatis mutandis,
                                                               ------- --------
with respect to all actions that may be required of it under or pursuant to or arising out of Section 5.05 of the Security Agreement.

[Date]                                       [                     ]

                                             By:  ________________________
                                                  Title:


                                             Address for notices: